Exhibit 99.1

Report of Independent Certified Public Accountants

Board of Directors and Stockholders

Alpine Income Property Trust, Inc.

Opinion

We have audited the Historical Summary of Revenues and Direct Expenses (the “Historical Summary”) of an industrial portfolio of 13 properties located across 11 states (the “Portfolio), for the year ended December 31, 2025, and the related notes.

In our opinion, the accompanying Historical Summary presents fairly, in all material respects, the revenues and direct expenses of the Portfolio for the year ended December 31, 2025, in accordance with accounting principles generally accepted in the United States of America.

Basis for opinion

We conducted our audit of the Historical Summary in accordance with auditing standards generally accepted in the United States of America (US GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of Alpine Income Property Trust, Inc. and the Portfolio and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of matter

We draw attention to Note 2 to the Historical Summary, which describes that the accompanying Historical Summary was prepared for the purposes of complying with certain rules and regulations of the Securities and Exchange Commission (for inclusion in the Current Report on Form 8-K of Alpine Income Property Trust, Inc.) and is not intended to be a complete presentation of the Portfolio’s revenues and expenses. Our opinion is not modified with respect to this matter.

Responsibilities of management for the financial statements

Management is responsible for the preparation and fair presentation of the Historical Summary in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the Historical Summary that is free from material misstatement, whether due to fraud or error.

In preparing the Historical Summary, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Portfolio’s ability to continue as a going concern for one year after the date the financial statements are issued.

Auditor’s responsibilities for the audit of the financial statements

Our objectives are to obtain reasonable assurance about whether the Historical Summary as a whole is free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with US GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the Historical Summary.

In performing an audit in accordance with US GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.
●	Identify and assess the risks of material misstatement of the Historical Summary, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.
●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.
●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the Historical Summary.
●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Portfolio’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/S/ GRANT THORNTON LLP

Charlotte, North Carolina

October 9, 2026

HISTORICAL SUMMARY OF REVENUES AND DIRECT EXPENSES

For the Six Months Ended June 30, 2026 (Unaudited) and the Year Ended December 31, 2025

(In thousands)

Six Months Ended June 30, 2026 (Unaudited)
Revenues:
Lease Income	$4,626
Total Revenues	4,626
Direct Expenses:
Real Estate Expenses	88
Total Direct Expenses	88
Net Income	$4,538

Year Ended December 31, 2025
Revenues:
Lease Income	$8,877
Total Revenues	8,877
Direct Expenses:
Real Estate Expenses	156
Total Direct Expenses	156
Net Income	$8,721

The accompanying notes are an integral part of this historical summary of revenues and direct expenses.

Notes to Historical Summary of Revenues and Direct Expenses

For the Six Months Ended June 30, 2026 (Unaudited) and the Year Ended December 31, 2025

NOTE 1. BUSINESS AND ORGANIZATION

On October 5, 2026, Alpine Income Property Trust, Inc., a Maryland corporation (the “Company”), through a wholly owned subsidiary of the Company’s operating partnership, entered into a Purchase and Sale Agreement (the “PSA”) with a certain institutional owner for the purchase of a 13-property portfolio of industrial properties located across 11 states (the “Portfolio”) for an aggregate purchase price of $117.3 million. On October 9, 2026, the Company’s $1.0 million earnest money deposit for the acquisition of the Portfolio became non-refundable, and the Company now deems the closing of the acquisition of the Portfolio to be probable. However, certain closing conditions must be met before or at the closing and are not currently satisfied. Accordingly, as of the date of this Historical Summary (hereinafter defined), there can be no assurance that the Company will acquire the Portfolio.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying historical summary of revenues and direct expenses (the “Historical Summary”) includes the operations of the Portfolio and has been prepared for the purpose of complying with Rule 8-06 of Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, the Historical Summary is not representative of the actual operations for the periods presented as revenues, and certain operating expenses, which may not be directly attributable to the revenues and expenses expected to be incurred in the future operations of the Portfolio, have been excluded. Such items include depreciation, amortization, interest expense, interest income, and amortization of above- and below-market leases.

PROPERTY LEASE REVENUE

The rental arrangements associated with tenants of the Portfolio are classified as operating leases. Accordingly, base rental income is recognized on a straight-line basis over the terms of the respective leases.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that, in certain circumstances, may affect the reported revenues. Actual results could materially differ from these estimates.

NOTE 3. REVENUE RECOGNITION

Leasing revenue consists of long-term rental revenue, which is recognized as earned, using the straight-line method over the life of each lease. Leasing revenues totaled $4.6 million and $8.9 million during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

NOTE 4. MINIMUM FUTURE RENTAL RECEIPTS

Minimum future rental receipts under non-cancelable operating leases having remaining terms in excess of one year subsequent to June 30, 2026 are summarized as follows (in thousands). The amounts below exclude lease payments that are not fixed and determinable, such as future rent increases based on changes in the Consumer Price Index ("CPI") or other indices. Certain leases in the Portfolio provide for annual rent increases based on changes in CPI, and such increases are not included in the amounts below.

Year Ending December 31,
Remaining 2026	$4,798
2027	9,668
2028	9,766
2029	9,866
2030	9,970
2031	10,076
2032 and thereafter (cumulative)	54,295
Total	$108,439

NOTE 5. CONCENTRATION OF CREDIT RISK

Certain concentrations that make up more than 10% of the Portfolio’s square footage and revenues are described below:

●	Square Footage Concentrations. As of June 30, 2026 and December 31, 2025, properties located in Pennsylvania, Arkansas, and Florida represented 18.5%, 13.3%, and 12.1%, respectively, of the Portfolio’s aggregate square footage.
●	Revenue Concentrations. Certain tenants within the Portfolio accounted for more than 10% of the total revenues presented in the Historical Summary. Tenant A accounted for 35.0% and 36.5% of total revenues during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. Tenant B accounted for 19.8% and 11.2% of total revenues during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. Tenant C accounted for 10.3% and 10.8% of total revenues during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively. Tenant D accounted for less than 10.0% and 10.4% of total revenues during the six months ended June 30, 2026 and the year ended December 31, 2025, respectively.

NOTE 6. SUBSEQUENT EVENTS

Subsequent events and transactions were evaluated through October 9, 2026, the date on which the Historical Summary was issued. There were no reportable subsequent events or transactions.